UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02

On October 17, 2007, the Compensation Committee of the Board of Directors of Mitcham Industries, Inc. (the "Company") granted performance awards (the "Performance Awards") to certain senior managers, including our Chief Executive Officer, Chief Financial Officer, Vice President of Business Development and Vice President of Marine Systems. The Performance Awards were granted pursuant to the Mitcham Industries, Inc. Stock Awards Plan. Copies of the forms of Performance Award Agreement and Phantom Share Agreement, which describe the terms of the awards, are attached as exhibits to this Form 8-K and incorporated by reference herein.

For fiscal 2008, each executive is entitled to receive payments of cash and stock if the Company achieves certain performance targets. Specifically, each executive is entitled to receive an amount (the "Performance-Based Amount") equal to:

• 20% of his base salary if the Company’s consolidated earnings before income taxes for the fiscal year ended January 31, 2008 (the "Actual Earnings") is equal to or greater than 90% of the target amount (the "Earnings Target") established by the Compensation Committee; and

• his pro-rata share of an incentive pool that is equal to 20% of (A) the Company’s Actual Earnings less (B) the Earnings Target.

The executive’s pro-rata share of the incentive pool is calculated by multiplying the aggregate amount of the incentive pool by the ratio of the executive’s salary compared to the aggregate salaries of all recipients of Performance Awards. However, the executive’s pro rata share of the incentive pool may not exceed 55% of his base salary.

In addition, the Compensation Committee may at its sole discretion grant the executive a discretionary award based on his individual performance in an amount up to 25% of his base salary (the "Discretionary Amount"). The total value of all payments made under the Performance Awards Agreement may not exceed 100% of the executive’s base salary.

Two thirds of the Performance-Based Amount and all of the Discretionary Amount will be paid in cash. The balance of the Performance-Based Amount will be paid in phantom shares. In general, such phantom shares vest one year after their issuance and each phantom share will represent the right to receive one share of Company common stock upon vesting. Cash payments, if any, will be made on May 15, 2008. Phantom Shares, if any, will be issued as of that same date and will be valued based on the closing price of the Company’s common stock on that date.

An executive must be an employee on May 15, 2008 to receive the payment. If the executive’s employment terminates due to death or disability after May 15, 2008 but prior to May 15, 2009, he will immediately vest in any phantom shares awarded and be paid in common stock at that time. If the executive’s employment is terminated for any other reason after May 15, 2008 but prior to May 15, 2009, he will forfeit his phantom shares.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits
The following exhibits are filed as part of this report:

10.1 Form of Performance Award
10.2 Form of Phantom Share Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

October 23, 2007	By:	Robert P. Capps

Name: Robert P. Capps
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Award
10.2	Form of Phantom Stock Award